EXHIBIT 99.1
Wyndham Worldwide Reports Strong First Quarter 2011 Earnings
Results Exceed Expectations
Announces $500 Million Increase in Share Repurchase Program
Increases EPS Guidance
PARSIPPANY, N.J. (April 27, 2011) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended March 31, 2011.
Highlights:
•	First quarter 2011 adjusted diluted earnings per share (EPS) was $0.44, compared with $0.34 in the first quarter of 2010, an increase of 29%. First quarter 2011 reported diluted EPS was $0.41, an increase of 52%, compared with the same period in 2010.

•	Free cash flow increased 11% to $185 million for the quarter ended March 31, 2011, compared with $166 million during the same period in 2010. The Company defines free cash flow as net cash provided by operating activities less capital expenditures, equity investments and development advances.

•	Year-to-date, the Company repurchased approximately 8.2 million shares of its common stock at an average price of $31.01 for approximately $255 million.

•	The Company announced today that its Board of Directors approved a $500 million increase to the share repurchase authorization.

•	The Company is increasing its full-year adjusted EPS guidance from a range of $2.05 — $2.15 to a range of $2.15 — $2.25 based on a diluted share count of 173 million.
     “We are pleased to report that 2011 started as 2010 ended, with strong operating performance and accelerating earnings per share growth,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “We delivered strong operating performance across all our businesses and are confident in the sustainability of our growth and cash flow. Our confidence in growth and cash flow generation is reflected in our substantial share repurchase activity so far this year, the significant increase in our share repurchase program as well as the previously announced 25% increase in our dividend for 2011.”

FIRST QUARTER 2011 OPERATING RESULTS
First quarter revenues increased 7.4% from the prior year period to $952 million. The revenue growth reflects continued sales momentum across the Company’s three business units and incremental contributions from acquisitions.
For the first quarter of 2011, adjusted net income increased by 23% to $79 million, or $0.44 per diluted share compared with $64 million, or $0.34 per diluted share for the same period in 2010. The increase reflects strong operational performance by the Company’s three business units. Adjusted net income for the first quarter of 2011 excludes a $7 million after-tax charge related to the repurchase of a portion of the Company’s convertible notes and an $8 million after-tax non-cash impairment charge related to a write-down of an international joint venture in the Company’s hotel business. These were partially offset by an $8 million after-tax benefit related to the resolution of certain contingent liabilities and assets.
First quarter 2011 reported net income grew 44% to $72 million, or $0.41 per diluted share, compared with net income of $50 million, or $0.27 per diluted share, for the first quarter of 2010.
Free cash flow increased 11% to $185 million for the quarter ended March 31, 2011, compared with $166 million during the same period in 2010. The growth in free cash flow reflects higher cash earnings and more efficient working capital utilization. For the quarter ended March 31, 2011, cash provided by operating activities was $229 million, compared with $205 million in the prior year period.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues were $149 million in the first quarter of 2011, an increase of 3%, compared with the first quarter of 2010, reflecting a RevPAR increase of 7.4%, or 6.4% in constant currency, and incremental revenues related to the TRYP hotel brand.
First quarter 2011 adjusted EBITDA was $40 million, an increase of 21%, compared with the first quarter of 2010, primarily as a result of the RevPAR improvement and lower costs. Adjusted EBITDA excludes a $13 million impairment charge related to the write-down of an investment in an international joint venture in the Company’s hotel business.
As of March 31, 2011, the Company’s hotel system consisted of approximately 7,190 properties and 609,600 rooms. The development pipeline included approximately 830 hotels and over 102,000 rooms, of which 57% were new construction and 57% were international.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)
Revenues were $356 million in the first quarter of 2011, an increase of 19% compared with the first quarter of 2010, reflecting overall strength in vacation rentals and incremental revenues from acquisitions.
Exchange revenues were $194 million, an increase of 3%, compared with the first quarter of 2010. In constant currency, exchange revenues increased 2%, reflecting a modest increase in both exchange revenue per member and the average number of members.
Vacation rental revenues were $150 million, which included $25 million of incremental revenues related to acquisitions, compared with $105 million in the first quarter of 2010. Excluding the impact of the incremental revenues from acquisitions, net revenues generated from rental transactions and related services increased 19%, reflecting strong performance in the German rental market.
Excluding $4 million of acquisition costs in the first quarter of 2010, first quarter of 2011 EBITDA increased 11% compared with adjusted EBITDA of $84 million in the prior-year period, reflecting increases in vacation rental volume and average net price per rental.
Vacation Ownership (Wyndham Vacation Ownership)
Gross Vacation Ownership Interest (VOI) sales were $319 million in the first quarter of 2011, up 4% from the first quarter of 2010, reflecting an 11% increase in tour flow, partially offset by a 6% decrease in volume per guest. The changes in tour flow and volume per guest reflect the Company’s focus on increasing sales to new owners.
Total segment revenues were $450 million in the first quarter of 2011, compared with $444 million in the first quarter of 2010, reflecting incremental commission revenues under the Wyndham Asset Affiliation Model (WAAM) and a lower provision for loan losses.
Adjusted EBITDA for the first quarter of 2011 increased 17% to $96 million, compared with EBITDA of $82 million in the first quarter of 2010. This EBITDA increase reflected growth in the property management business and the lower provision for loan losses. Results were also impacted by lower sales commission expenses and the absence of a litigation charge in the first quarter 2011 that was incurred in the first quarter 2010.
Other Items
•	The Company repurchased approximately 5.7 million shares of its common stock during the first quarter of 2011 at an average price of $30.62 and an additional 2.5 million shares at an average price of $31.84 through April 26, 2011.

•	During the first quarter of 2011, the Company repurchased approximately 85% of its outstanding convertible notes, principally resulting from the completion of a cash tender offer.

•	Net interest expense in the first quarter of 2011 was $42 million. Net interest includes $12 million of costs associated with the repurchase of a portion of the Company’s convertible notes, which is excluded from adjusted net income.
Balance Sheet Information as of March 31, 2011:
•	Cash and cash equivalents of approximately $175 million, compared with approximately $155 million from December 31, 2010.

•	Vacation ownership contract receivables, net, of $2.9 billion, compared with $3.0 billion at December 31, 2010.

•	Vacation ownership and other inventory of approximately $1.2 billion, unchanged from December 31, 2010.

•	Securitized vacation ownership debt of $1.8 billion, compared with $1.7 billion at December 31, 2010.

•	Other debt of $2.0 billion, compared with $2.1 billion at December 31, 2010. The remaining borrowing capacity on the revolving credit facility was $962 million, compared with $788 million as of December 31, 2010.
A schedule of debt is included in the financial tables section of this press release.
Outlook
The Company is increasing full-year 2011 adjusted EPS guidance from $2.05 — $2.15 to $2.15 — $2.25, based on a diluted share count of 173 million.
The Company reiterates full-year 2011 guidance:
•	Revenues of approximately $4.0 — $4.2 billion

•	Adjusted EBITDA of approximately $925 — $955 million
The guidance reflects assumptions used for internal planning purposes. All guidance excludes legacy items, restructuring costs, debt extinguishment, asset impairments, and acquisition costs, if any, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and our guidance may change materially. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to our financial results.
Conference Call Information
Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, April 27, 2011 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on April 27, 2011. The conference call may also be accessed by dialing (800) 369-2052 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on April 27, 2011, at (866) 509-3896.

Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release.
About Wyndham Worldwide Corporation
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality services and products across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Worldwide encompasses approximately 7,360 franchised hotels and vacation ownership resorts with approximately 630,300 rooms worldwide. Wyndham Exchange & Rentals offers leisure travelers, including its 3.8 million members, access to approximately 97,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of vacation ownership resorts serving nearly 815,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 26,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s website at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 22, 2011. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #
Investor and Media contact:
Margo C. Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation
(973) 753-6472
margo.happer@wyn.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three months ended March 31, 2011 and 2010:

	Three Months Ended March 31,
	2011			2010
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$149	$27	(c)	$144	$33
Vacation Exchange and Rentals	356	93		300	80	(f)
Vacation Ownership	450	97	(d)	444	82

Total Reportable Segments	955	217		888	195
Corporate and Other (a) (b)	(3)	(14)		(2)	(20)

Total Company	$952	$203		$886	$175

Reconciliation of EBITDA to Net Income

EBITDA		$203			$175
Depreciation and amortization		45			44
Interest expense		44	(e)		50	(g)
Interest income		(2)			(1)

Income before income taxes		116			82
Provision for income taxes		44			32

Net income		$72			$50

(a)	Includes the elimination of transactions between segments.

(b)	Includes $11 million of a net benefit and $2 million of a net expense during the three months ended March 31, 2011 and 2010, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(c)	Includes a non-cash impairment charge of $13 million to reduce the value of an international joint venture in the Company’s hotel business.

(d)	Includes a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(e)	Includes $12 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first quarter of 2011.

(f)	Includes $4 million related to costs incurred in connection with the Company’s acquisition of Hoseasons during March 2010.

(g)	Includes $16 million of costs incurred for the early extinguishment of the Company’s revolving foreign credit facility and term loan facility during March 2010.
The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended March 31, 2011 and 2010 (for a description of adjustments by segment, see Table 7):

	Three Months Ended March 31,
	2011		2010
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$149	$40	$144	$33
Vacation Exchange and Rentals	356	93	300	84
Vacation Ownership	450	96	444	82

Total Reportable Segments	955	229	888	199
Corporate and Other	(3)	(25)	(2)	(18)

Total Company	$952	$204	$886	$181

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended
	March 31,
	2011		2010
Net revenues
Service and membership fees	$495		$424
Vacation ownership interest sales	222		217
Franchise fees	101		92
Consumer financing	102		105
Other	32		48

Net revenues	952		886

Expenses
Operating	411		381	(a)
Cost of vacation ownership interests	32		36
Consumer financing interest	23		24
Marketing and reservation	137		123
General and administrative (b)	140		148
Asset impairment	13	(c)	—
Restructuring	(1	) (d)	—
Depreciation and amortization	45		44

Total expenses	800		756

Operating income	152		130
Other income, net	(6	) (e)	(1)
Interest expense	44	(f)	50	(g)
Interest income	(2)		(1)

Income before income taxes	116		82
Provision for income taxes	44		32

Net income	$72		$50

Earnings per share
Basic	$0.42		$0.28
Diluted	0.41		0.27

Weighted average shares outstanding
Basic	173		179
Diluted	179		186

(a)	Includes $4 million relating to costs incurred in connection with the Company’s acquisition of Hoseasons during March 2010.

(b)	Includes $7 million of a net benefit and $2 million of a net expense during the three months ended March 31, 2011 and 2010, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(c)	Represents a non-cash impairment charge to reduce the value of an international joint venture in the Company’s hotel business.

(d)	Reflects the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(e)	Includes $4 million of a gain related to the redemption of a preferred stock investment allocated to the Company in connection with our separation.

(f)	Includes $12 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first quarter of 2011.

(g)	Includes $16 million of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010.

Table 3
(1 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a)
Number of Rooms	2011	609,600	N/A	N/A	N/A	N/A
	2010	593,300	606,800	605,700	612,700	N/A
	2009	588,500	590,200	590,900	597,700	N/A
	2008	551,100	551,500	583,400	592,900	N/A

RevPAR	2011	$27.71	N/A	N/A	N/A	N/A
	2010	$25.81	$32.25	$37.14	$29.18	$31.14
	2009	$27.69	$32.38	$34.81	$26.47	$30.34
	2008	$32.21	$38.87	$41.93	$30.03	$35.74

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2011	3,766	N/A	N/A	N/A	N/A
	2010	3,746	3,741	3,766	3,759	3,753
	2009	3,789	3,795	3,781	3,765	3,782
	2008	3,632	3,682	3,673	3,693	3,670

Exchange Revenue Per Member	2011	$205.64	N/A	N/A	N/A	N/A
	2010	$201.93	$172.20	$173.44	$162.59	$177.53
	2009	$194.83	$174.22	$173.90	$163.89	$176.73
	2008	$234.05	$201.04	$193.39	$165.99	$198.48

Vacation Rental Transactions (in 000s) (b)	2011	398	N/A	N/A	N/A	N/A
	2010	291	297	322	253	1,163
	2009	273	231	264	196	964
	2008	269	220	255	191	936

Average Net Price Per Vacation Rental (b)	2011	$377.71	N/A	N/A	N/A	N/A
	2010	$361.17	$387.01	$500.31	$449.12	$425.38
	2009	$353.15	$471.74	$594.34	$499.66	$477.38
	2008	$442.50	$541.69	$659.93	$460.86	$528.95

Vacation Ownership
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2011	$319,000	N/A	N/A	N/A	N/A
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000
	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000

Tours (d)	2011	137,000	N/A	N/A	N/A	N/A
	2010	123,000	163,000	187,000	160,000	634,000
	2009	137,000	164,000	173,000	142,000	617,000
	2008	255,000	314,000	334,000	240,000	1,143,000

Volume Per Guest (VPG) (d)	2011	$2,192	N/A	N/A	N/A	N/A
	2010	$2,334	$2,156	$2,081	$2,214	$2,183
	2009	$1,866	$1,854	$1,944	$2,210	$1,964
	2008	$1,668	$1,583	$1,550	$1,630	$1,602

Note:	Full year amounts may not foot across due to rounding.

(a)	Includes the impact of the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the Tryp hotel brand (June 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010) and James Villa Holidays (November 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(c)	Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) beginning in the first quarter of 2010 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).

(d)	Includes the impact of WAAM related tours beginning in the first quarter of 2010.

Table 3
(2 of 3)
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a)
Number of Properties	2011	7,190	N/A	N/A	N/A	N/A
	2010	7,090	7,160	7,150	7,210	N/A
	2009	6,990	7,020	7,040	7,110	N/A
	2008	6,550	6,560	6,970	7,040	N/A

Vacation Ownership
Deferred Revenues (in 000s) (b)	2011	$—	N/A	N/A	N/A	N/A
	2010	$—	$—	$—	$—	$—
	2009	$67,000	$37,000	$36,000	$47,000	$187,000
	2008	$(82,000)	$(5,000)	$(2,000)	$14,000	$(75,000)

Provision for Loan Losses (in 000s) (c)	2011	$79,000	N/A	N/A	N/A	N/A
	2010	$86,000	$87,000	$85,000	$82,000	$340,000
	2009	$107,000	$122,000	$117,000	$103,000	$449,000
	2008	$82,000	$113,000	$119,000	$136,000	$450,000

Sales under WAAM (in 000s) (d)	2011	$18,000	N/A	N/A	N/A	N/A
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM Commission Revenues (in 000s)	2011	$10,000	N/A	N/A	N/A	N/A
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Note:	Full year amounts may not foot across due to rounding.

(a)	Includes the impact of the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the Tryp hotel brand (June 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(c)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(d)	Represents gross VOI sales under the Company’s WAAM for which the Company earns commission revenue (WAAM Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statement of Income. The Company implemented this sales model during the first quarter of 2010 and, as such, there is no historical data prior to 2010.

Table 3
(3 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided or (iii) properties managed under a joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.
Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded each time a standard one-week rental is booked.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2007-2010. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.
General
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
REVENUE DETAIL BY REPORTABLE SEGMENT
(In millions)

	2011					2010
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$58	N/A	N/A	N/A	N/A	$52	$69	$82	$62	$265
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	N/A	N/A	N/A	N/A	50	65	76	60	251
Hotel Management Reimbursable Revenues (b)	19	N/A	N/A	N/A	N/A	21	20	18	18	77
Ancillary Revenues (c)	18	N/A	N/A	N/A	N/A	21	24	27	23	95

Total Lodging	149	N/A	N/A	N/A	N/A	144	178	203	163	688

Vacation Exchange and Rentals
Exchange Revenues	194	N/A	N/A	N/A	N/A	189	161	163	153	666
Rental Revenues	150	N/A	N/A	N/A	N/A	105	115	161	114	495
Ancillary Revenues (d)	12	N/A	N/A	N/A	N/A	6	5	6	15	32

Total Vacation Exchange and Rentals	356	N/A	N/A	N/A	N/A	300	281	330	282	1,193

Vacation Ownership
Vacation Ownership Interest Sales	222	N/A	N/A	N/A	N/A	217	271	308	276	1,072
Consumer Financing	102	N/A	N/A	N/A	N/A	105	106	107	107	425
Property Management Fees	110	N/A	N/A	N/A	N/A	100	100	104	101	405
WAAM Commissions	10	N/A	N/A	N/A	N/A	3	8	12	8	31
Ancillary Revenues (e)	6	N/A	N/A	N/A	N/A	19	20	2	5	46

Total Vacation Ownership	450	N/A	N/A	N/A	N/A	444	505	533	497	1,979

Total Reportable Segments	$955	N/A	N/A	N/A	N/A	$888	$964	$1,066	$942	$3,860

	2009					2008
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$57	$68	$72	$57	$254	$64	$78	$88	$66	$297
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	66	73	53	246	60	75	84	61	280
Hotel Management Reimbursable Revenues (b)	22	23	21	19	85	27	26	25	21	100
Ancillary Revenues (c)	21	17	17	20	75	19	21	16	22	76

Total Lodging	154	174	183	149	660	170	200	213	170	753

Vacation Exchange and Rentals
Exchange Revenues	185	165	164	154	668	213	185	178	152	728
Rental Revenues	96	109	157	98	460	119	119	169	88	495
Ancillary Revenues (d)	6	6	6	6	24	9	10	7	10	36

Total Vacation Exchange and Rentals	287	280	327	258	1,152	341	314	354	250	1,259

Vacation Ownership
Vacation Ownership Interest Sales	239	242	285	287	1,053	294	414	446	309	1,463
Consumer Financing	109	109	108	109	435	99	104	111	112	426
Property Management Fees	91	94	96	95	376	85	84	89	89	346
Ancillary Revenues (e)	23	22	19	17	81	26	19	15	(18)	43

Total Vacation Ownership	462	467	508	508	1,945	504	621	661	492	2,278

Total Reportable Segments	$903	$921	$1,018	$915	$3,757	$1,015	$1,135	$1,228	$912	$4,290

Note:	Full year amounts may not foot across due to rounding.

(a)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.

(c)	Primarily includes additional services provided to franchisees.

(d)	Primarily includes fees generated from programs with affiliated resorts.

(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core businesses.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Securitized vacation ownership debt (a)
Term notes	$1,666	$1,498	$1,400	$1,255	$1,258
Bank conduit facility (b)	148	152	215	291	240

Securitized vacation ownership debt (c)	1,814	1,650	1,615	1,546	1,498
Less: Current portion of securitized vacation ownership debt	216	223	187	248	220

Long-term securitized vacation ownership debt	$1,598	$1,427	$1,428	$1,298	$1,278

Debt:
Revolving credit facility (due October 2013) (d)	$5	$154	$26	$—	$199
6.00% senior unsecured notes (due December 2016) (e)	797	798	798	798	798
9.875% senior unsecured notes (due May 2014) (f)	241	241	240	239	239
3.50% convertible notes (due May 2012) (g)	41	266	289	362	448
7.375% senior unsecured notes (due March 2020) (h)	247	247	247	247	247
5.75% senior unsecured notes (due February 2018) (i)	247	247	247	—	—
5.625% senior unsecured notes (due March 2021) (j)	245	—	—	—	—
Vacation rentals capital leases	120	115	120	110	123
Other	28	26	34	36	28

Total debt	1,971	2,094	2,001	1,792	2,082
Less: Current portion of debt	12	11	32	29	23

Long-term debt	$1,959	$2,083	$1,969	$1,763	$2,059

(a)	The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated with our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)	Represents a 364-day, non-recourse vacation ownership bank conduit facility with a term through September 2011 and borrowing capacity of $600 million. As of March 31, 2011, our 364-day facility has remaining borrowing capacity of $452 million.

(c)	This debt is collateralized by $2,778 million, $2,865 million, $2,874 million, $2,862 million and $2,712 million of underlying vacation ownership contract receivables and related assets as of March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(d)	During March 2010, the Company replaced its five-year $900 million revolving credit facility with a $950 million revolving credit facility that expires on October 1, 2013. During the fourth quarter of 2010, the total capacity of this facility was increased to $970 million. During the first quarter of 2011, the total capacity was further increased to $980 million. As of March 31, 2011, the Company has $13 million of outstanding letters of credit and a remaining borrowing capacity of $962 million.

(e)	Represents senior unsecured notes issued by the Company during December 2006. The balance as of March 31, 2011 represents $800 million aggregate principal less $2 million of unamortized discount and a $1 million fair value hedge derivative.

(f)	Represents senior unsecured notes issued by the Company during May 2009. The balance as of March 31, 2011 represents $250 million aggregate principal less $9 million of unamortized discount.

(g)	Represents convertible notes issued by the Company during May 2009, which includes debt principal, less unamortized discount, and a liability related to a bifurcated conversion feature. During the third and fourth quarters of 2010, the Company repurchased a portion of its 3.50% convertible notes. During the first quarter of 2011, the Company repurchased a portion of its outstanding 3.50% convertible notes, primarily through the completion of a cash tender offer. The following table details the components of the convertible notes:

	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Debt principal	$17	$116	$138	$230	$230
Unamortized discount	(1)	(12)	(17)	(31)	(35)

Debt less discount	16	104	121	199	195
Fair value of conversion feature (*)	25	162	168	163	253

Convertible notes	$41	$266	$289	$362	$448

(*)	The Company also has an asset with a fair value equal to the conversion feature, which represents cash-settled call options that the Company purchased concurrent with the issuance of the convertible notes.

(h)	Represents senior unsecured notes issued by the Company during February 2010. The balance as of March 31, 2011 represents $250 million aggregate principal less $3 million of unamortized discount.

(i)	Represents senior unsecured notes issued by the Company during September 2010. The balance as of March 31, 2011 represents $250 million aggregate principal less $3 million of unamortized discount.

(j)	Represents senior unsecured notes issued by the Company during March 2011. The balance as of March 31, 2011 represents $250 million aggregate principal less $5 million of unamortized discount.

Table 6
Wyndham Worldwide Corporation
BRAND SYSTEM DETAILS

	As of and For the Three Months Ended March 31, 2011
					Average Revenue
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	94	25,521	53.3%	$106.57	$56.84

Tryp by Wyndham	92	13,420	48.3%	$111.27	$53.75

Wingate by Wyndham	165	15,134	55.8%	$78.31	$43.68

Hawthorn Suites by Wyndham	75	7,028	57.6%	$74.22	$42.73

Ramada	888	117,278	45.4%	$73.37	$33.30

Baymont	261	21,886	41.2%	$59.02	$24.33

Days Inn	1,877	150,214	40.5%	$58.19	$23.58

Super 8	2,185	137,260	43.9%	$51.41	$22.56

Howard Johnson	464	46,080	41.1%	$57.28	$23.56

Travelodge	434	31,920	40.8%	$59.70	$24.34

Microtel Inns & Suites	316	22,528	46.3%	$55.03	$25.46

Knights Inn	339	20,679	33.7%	$40.75	$13.74

Dream	3	566	73.1%	$177.95	$130.02

Night	1	72	93.8%	$298.78	$280.20

Total Lodging	7,194	609,586	43.5%	$63.66	$27.71

Vacation Ownership
Wyndham Vacation Ownership resorts	162	20,736	N/A	N/A	N/A

Total Wyndham Worldwide	7,356	630,322

	As of and For the Three Months Ended March 31, 2010
					Average Revenue
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	94	25,140	51.2%	$112.88	$57.74

Wingate by Wyndham	164	15,020	51.8%	$77.42	$40.09

Hawthorn Suites by Wyndham	87	8,106	49.2%	$76.99	$37.89

Ramada	899	117,555	43.2%	$72.76	$31.42

Baymont	242	20,529	41.3%	$57.68	$23.83

Days Inn	1,860	149,770	38.7%	$57.80	$22.36

Super 8	2,134	132,910	41.1%	$52.93	$21.76

Howard Johnson	489	46,588	38.8%	$57.69	$22.37

Travelodge	452	33,604	38.1%	$61.40	$23.39

Microtel Inns & Suites	317	22,550	43.5%	$54.99	$23.94

Knights Inn	347	21,155	33.1%	$38.94	$12.89

Other	2	404	N/A	N/A	N/A

Total Lodging	7,087	593,331	41.1%	$62.78	$25.81

Vacation Ownership
Wyndham Vacation Ownership resorts	159	20,559	N/A	N/A	N/A

Total Wyndham Worldwide	7,246	613,890

NOTE:	A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7
(1 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATION
(In millions)

		Reported	Legacy	Asset	Restructuring	Adjusted
	Net Revenues	EBITDA	Adjustments(b)	Impairment(c)	Costs(d)	EBITDA

Three months ended March 31, 2011
Lodging	$149	$27	$—	$13	$—	$40
Vacation Exchange and Rentals	356	93	—	—	—	93
Vacation Ownership	450	97	—	—	(1)	96

Total Reportable Segments	955	217	—	13	(1)	229
Corporate and Other (a)	(3)	(14)	(11)	—	—	(25)

Total Company	$952	$203	$(11)	$13	$(1)	$204

(a)	Includes the elimination of transactions between segments.

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(c)	Relates to a non-cash impairment charge to reduce the value of an international joint venture in the Company’s hotel business.

(d)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

Table 7
(2 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATIONS
(In millions)

		Reported	Acquisition	Legacy	Restructuring	Adjusted
	Net Revenues	EBITDA	Costs(b)	Adjustments(c)	Costs(d)	EBITDA

Three months ended March 31, 2010
Lodging	$144	$33	$—	$—	$—	$33
Vacation Exchange and Rentals	300	80	4	—	—	84
Vacation Ownership	444	82	—	—	—	82

Total Reportable Segments	888	195	4	—	—	199
Corporate and Other (a)	(2)	(20)	—	2	—	(18)

Total Company	$886	$175	$4	$2	$—	$181

Three months ended June 30, 2010
Lodging	$178	$49	$1	$—	$—	$50
Vacation Exchange and Rentals	281	78	—	—	—	78
Vacation Ownership	505	104	—	—	—	104

Total Reportable Segments	964	231	1	—	—	232
Corporate and Other (a)	(1)	(14)	—	—	—	(14)

Total Company	$963	$217	$1	$—	$—	$218

Three months ended September 30, 2010
Lodging	$203	$67	$—	$—	$—	$67
Vacation Exchange and Rentals	330	103	1	—	—	104
Vacation Ownership	533	123	—	—	—	123

Total Reportable Segments	1,066	293	1	—	—	294
Corporate and Other (a)	(1)	30	—	(52)	—	(22)

Total Company	$1,065	$323	$1	$(52)	$—	$272

Three months ended December 31, 2010
Lodging	$163	$40	$—	$—	$—	$40
Vacation Exchange and Rentals	282	32	1	—	9	42
Vacation Ownership	497	131	—	—	—	131

Total Reportable Segments	942	203	1	—	9	213
Corporate and Other (a)	(5)	(20)	—	(3)	—	(23)

Total Company	$937	$183	$1	$(3)	$9	$190

Twelve months ended December 31, 2010
Lodging	$688	$189	$1	$—	$—	$190
Vacation Exchange and Rentals	1,193	293	6	—	9	308
Vacation Ownership	1,979	440	—	—	—	440

Total Reportable Segments	3,860	922	7	—	9	938
Corporate and Other (a)	(9)	(24)	—	(54)	—	(78)

Total Company	$3,851	$898	$7	$(54)	$9	$860

Note:	Amounts may not foot across due to rounding.

(a)	Includes the elimination of transactions between segments.

(b)	Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons during March 2010, the Tryp hotel brand during June 2010, ResortQuest during September 2010 and James Villa Holidays during November 2010.

(c)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(d)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.

Table 8
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended March 31, 2011
		Early
	As Reported	Extinguishment of Debt		Legacy Adjustments	Asset Impairment		Restructuring Costs		As Adjusted
Net revenues
Service fees and membership	$495								$495
Vacation ownership interest sales	222								222
Franchise fees	101								101
Consumer financing	102								102
Other	32								32

Net revenues	952	—		—	—		—		952

Expenses
Operating	411								411
Cost of vacation ownership interests	32								32
Consumer financing interest	23								23
Marketing and reservation	137								137
General and administrative	140			7 (b)					147
Asset impairment	13				(13)	(d)			—
Restructuring	(1)						1	(e)	—
Depreciation and amortization	45								45

Total expenses	800	—		7	(13)		1		795

Operating income	152	—		(7)	13		(1)		157
Other income, net	(6)			4 (c)					(2)
Interest expense	44	(12)	(a)						32
Interest income	(2)								(2)

Income before income taxes	116	12		(11)	13		(1)		129
Provision for income taxes	44	5	(f)	(3) (f)	5	(f)	(1	) (f)	50

Net income	$72	$7		$(8)	$8		$—		$79

Earnings per share
Basic	$0.42	$0.04		$(0.04)	$0.04		$—		$0.46
Diluted	0.41	0.04		(0.04)	0.04		—		0.44

Weighted average shares outstanding
Basic	173	173		173	173		173		173
Diluted	179	179		179	179		179		179

Note:	EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first quarter of 2011.

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(c)	Relates to a gain on the redemption of a preferred stock investment allocated to the Company in connection with our separation.

(d)	Relates to a non-cash impairment charge to reduce the value of an international joint venture in the Company’s hotel business.

(e)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(f)	Relates to the tax effect of the adjustments.

Table 8
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended March 31, 2010
		Early
	As Reported	Extinguishment of Debt		Acquisition Costs		Legacy Adjustments		As Adjusted
Net revenues
Service fees and membership	$424							$424
Vacation ownership interest sales	217							217
Franchise fees	92							92
Consumer financing	105							105
Other	48							48

Net revenues	886	—		—		—		886

Expenses
Operating	381			(4	) (b)			377
Cost of vacation ownership interests	36							36
Consumer financing interest	24							24
Marketing and reservation	123							123
General and administrative	148					(2	) (c)	146
Depreciation and amortization	44							44

Total expenses	756	—		(4)		(2)		750

Operating income	130	—		4		2		136
Other income, net	(1)							(1)
Interest expense	50	(16	) (a)					34
Interest income	(1)							(1)

Income before income taxes	82	16		4		2		104
Provision for income taxes	32	6	(d)	1	(d)	1	(d)	40

Net income	$50	$10		$3		$1		$64

Earnings per share
Basic	$0.28	$0.05		$0.02		$0.01		$0.36
Diluted	0.27	0.05		0.02		0.01		0.34

Weighted average shares outstanding
Basic	179	179		179		179		179
Diluted	186	186		186		186		186

Note:	EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010.

(b)	Relates to costs incurred in connection with the Company’s acquisition of Hoseasons during March 2010.

(c)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(d)	Relates to the tax effect of the adjustments.

Table 9
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION
(In millions)
FREE CASH FLOW
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures, equity investments and development advances, excluding cash payments related to the Company’s contingent tax liabilities that it assumed and is responsible for pursuant to its separation from Cendant. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, equity investments and hotel development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.
The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Three Months Ended March 31,
	2011	2010
Net cash provided by operating activities	$229	$205
Less: Property and equipment additions	(41)	(36)
Less: Equity investments and development advances	(3)	(3)

Free cash flow	$185	$166

GROSS VOI SALES
The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year
2011	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales	$319	N/A	N/A	N/A	N/A
Less: Sales under the WAAM	(18)	N/A	N/A	N/A	N/A

Gross VOI sales, net of WAAM sales	302	N/A	N/A	N/A	N/A
Less: Loan loss provision	(79)	N/A	N/A	N/A	N/A

Vacation ownership interest sales	$222	N/A	N/A	N/A	N/A

2010

Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under the WAAM	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

2009
Gross VOI sales	$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting	67	37	36	47	187
Less: Loan loss provision	(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales	$239	$242	$285	$287	$1,053

2008
Gross VOI sales	$458	$532	$566	$432	$1,987
Plus/(less): Net effect of percentage-of-completion accounting	(82)	(5)	(2)	14	(75)
Less: Loan loss provision	(82)	(113)	(119)	(136)	(450)

Vacation ownership interest sales	$294	$414	$446	$309	$1,463

Note: Amounts may not foot due to rounding.
The following represents tele-sales upgrades, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2011	$18	N/A	N/A	N/A	N/A
2010	$20	$20	$23	$17	$80
2009	$24	$23	$29	$28	$104
2008	$33	$35	$49	$40	$156

Note:	Amounts may not foot across due to rounding.